UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2021

Decibel Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40030	46-4198709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Boylston Street, Suite 500 Boston, Massachusetts	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 370-8701

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	DBTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2021, Ronald Vigliotta, the Vice President, Finance and principal accounting officer of Decibel Therapeutics, Inc. (the “Company”), notified the Company that he is resigning from his position, effective as of September 9, 2021. Mr. Vigliotta informed the Company that his resignation is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Elisabeth Leiderman, the Company’s Chief Financial Officer and Head of Corporate Development, will serve as the Company’s principal accounting officer, effective as of September 9, 2021. Dr. Leiderman, 44, has served as the Company’s Chief Financial Officer and Head of Corporate Development since joining the Company in September 2020. Prior to joining the Company, from January 2020 to August 2020, Dr. Leiderman served as chief business officer at Complexa, Inc., a biopharmaceutical company. From November 2016 to November 2019, she was senior vice president, head of corporate development at Fortress Biotech, Inc., a biopharmaceutical company. She was a healthcare investment banker from 2007 to 2016. Most recently, she was an executive director at Nomura Securities, an investment bank, from 2013 to July 2016. Dr. Leiderman received a B.A. in biological sciences from the University of Pennsylvania, an M.B.A. from The Wharton School of the University of Pennsylvania and an M.D. from the Sackler School of Medicine at Tel Aviv University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECIBEL THERAPEUTICS, INC.

Date: August 17, 2021	By:	/s/ Laurence Reid
Name: Laurence Reid, Ph.D.
Title: President and Chief Executive Officer